EXHIBIT 10.1

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL
(BIMCO)
STANDARD BAREBOAT CHARTER
CODE NAME: "BARECON 89"
                                                                          PART I
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1. Shipbroker

None

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2. Place and date

March 1, 1999 Hollywood Florida

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3. Owner/Place of business

Crown Dynasty Inc.
Panama

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4. Bareboat charterers (Charterers) Place of business

Crown Cruises Ltd.
Bermuda

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5. Vessel's name, Call Sign and Flag (CL 0(o))

NORWEGIAN DYNASTY, 3FJX3, Panama
(The name of the Vessel shall be changed to "Crown Dynasty")

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6. Type of Vessel

Motor Passenger / Cruise Vessel

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7. GRT/NRT

10,080 / 8,103

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8. When/Where built

1992 by Union Navel de Levante S.A., Valencia, Spain

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9. Total DWT (abt.) in metric tone on summer/freeboard

-

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10. Class (CL 9)

DNV 1A1 Passenger Ship NAUT-8 EO

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11. Date of last special survey by the Vessel's classification society

-

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12. Further particulars of Vessel (also indicate minimum number of months'
    validity of class certificates agreed acc. to CL 14)

See clause 27.

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13. Port or Place of delivery (CL 2)

West Coast, USA in Owners' option

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14. Time for delivery (CL 3)

1.10.1999

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15. Cancelling date (CL 4)

30.10.1999

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16. Port or Place of redelivery (CL 14)

US port to be declared by the Charterers a minimum of 12 months prior to the expiration of the Charter.

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17. Running days' notice if other than stated in CL 3



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18. Frequency of dry-docking if other than stated in CL 9(f)

As required by Classification Society or by any relevant or authorized regulating body.
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19. Trading limits (CL 5)

The Charterers' intended trade is,
Always afloat. Worldwide trading within IWL but always within the Vessel's operational capacity. Cuba, Iraq, Iran, North Korea, Cambodia, Yemen, countries of former Yugoslavia and countries under UN embargo or trade restrictions always excluded.

The itinerary and employment of the Vessel is subject to the Owner's approval, which shall not be unreasonably withheld.
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20. Charter period

four (4) years +/- 7 days. See clause 39.

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21. Charter hire (CL 10)

Annual base charter hire [*].

See clause 40.
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22. Rate of interest payable acc. to CL 10(f) and, if applicable, acc. to
PART IV

10% per annum.

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23. Currency and method of payment (CL 10)

USO, by bank transfer to Owners' account.

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                                                                     (CONTINUED)

*MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL
 TREATMENT BY COMMODORE HOLDINGS LIMITED.


                   Printed by The BIMCO Charter Party Editor

(CONTINUED)          "BARECON 89" Standard Bareboat Charter               PART I
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24. Place of payment; also state beneficiary and bank account (CL 10)

Owners bank account:
Nordbanken, Stockholm
39687737220
Crown Dynasty Inc. UNL 198
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25. Bank guarantee/bond (sum and place) (CL 22) (optional)

See clause 47.

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26. Mortgage(s), if any, (state whether CL 11(a) or (b) applies; if 11(b)
applies state date of Deed(s) of Covenant and name of Mortgagee(s)/Place of business) (CL 11)

See clause 38.
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27. Insurance (marine and war risks) (state value acc. to CL 12(f) or, if applicable, acc. to CL 13(k)) (also state if CL 13 applies)

USD 120,000,000.00
Clause 12 applies.
See clause 37.
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28. Additional insurance cover, if any, for Owners' account limited to
(CL 12(b)) or, if applicabale, (CL 13(g))

Mortgagees' interest insurance. See clause 37.
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29. Additional insurance cover, if any, for Charterers' account limited to
(CL 12(b)) or, if applicable, (CL 13(g))


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30. Latent defects (only to be filled in if period other than stated in CL 2)

See cl. 30.

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31. War cancellation (indicate countries agreed) (CL 24)

Finland, Sweden, Russia, USA, China, Norway, Germany, France.

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32. Brokerage commission and to whom payable (CL 25)



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33. Law and arbitration (state 26.f., 26.2, or 26.3. of CL 26 as agreed; if
26.3. agreed, also state place of arbitration) (CL 26)

See clause 65.
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34. Number of additional clauses covering special provisions, if agreed

27-67.

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35. Newbuilding Vessel (indicate with "yes" or "no" whether Part III applies)
(optional)


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36. Name of place of Builders (only to be filled in if Part III applies)



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37. Vessel's Yard Building No. (only to be filled in if Part III applies)



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38. Date of Building Contract (only to be filled in if Part III applies)



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39. Hire/Purchase agreement (indicate with "yes" or "no" whether Part IV applies) (optional)

No.
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40. Bareboat Charter Registry (indicate with "yes" or "no" whether Part V applies) (optional)


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41. Flag and Country of the Bareboat Charter Registry (only to be filled in if
Part V applies)


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42. Country of the Underlying Registry (only to be filled in if Part V applies)



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PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART
II. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and shall only form part of this Charter if expressly agreed and stated in Boxes 35, 39 and 40. If PART III and/or PART IV and/or PART V apply, it is further mutually agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or
PART IV and/or PART V to the extent of such conflict but no further.

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Signature (Owners)

CROWN DYNASTY INC.

/s/ PATRICK DOYLE

Patrick Doyle
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Signature (Charterers)

CROWN CRUISES LTD.

/s/ FREDERICK A. MAYER

FREDERICK A. MAYER
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                   Printed by The BIMCO Charter Party Editor

                                    PART II
                     "BARECON 89" Standard Bareboat Charter

1.  Definitions
    In this Charter, the following terms shall have the meanings hereby assigned to them:
    "THE OWNERS" shall mean the person or company registered as Owners of the Vessel.
    "THE CHARTERERS" shall mean the Bareboat charterers and shall not be construed to mean a time charterer or a voyage charterer.

2.  Delivery (NOT APPLICABLE TO NEWBUILDING VESSELS)
    The Vessel shall be delivered and taken over by the Charterers at the port or place indicated in Box 13, in such ready AND SAFE berth as the Charterers may direct.
    SEE CLAUSE 30.

3.  Time for Delivery (NOT APPLICABLE TO NEWBUILDING VESSELS)
    The Vessel to be delivered not before the date indicated in Box 14 unless with the Charterers' consent.
    Unless otherwise agreed in Box 17, the Owners to give the Charterers not less than 30 running days' preliminary and not less than 14 days' definite notice of the date on which the Vessel is expected to be ready for delivery. The Owners to keep the Charterers closely advised of possible changes in the Vessel's position.

4.  Cancelling (NOT APPLICABLE TO NEWBUILDING VESSELS)
    Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers to have the option of cancelling this Charter without prejudice to any claim the Charterers may otherwise have on the Owners under the Charter.
    If it appears that the Vessel will be delayed beyond the cancelling date, the Owners shall, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared within one hundred and sixty-eight (168) hours of the receipt by the Charterers of such notice. If the Charterers do not then exercise their option of cancelling, the seventh day after the readiness date stated in the Owners' notice shall be regarded as a new cancelling date for the purpose of this Clause.

5.  Trading Limits
    The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise AND PASSENGERS AND THEIR LUGGAGE within the trading limits indicated in Box 19.
    The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the Insurers and complying with such requirements as to extra premium or otherwise as the Insurers may prescribe. If required, the Charterers shall keep the Owners and the Mortgagees advised of the intended employment of the Vessel.
    The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation. Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners' prior approval has been obtained to loading thereof.

6.  Surveys (NOT APPLICABLE TO NEWBUILDING VESSELS) (SEE CL. 29)
    SURVEY ON DELIVERY AND REDELIVERY. - The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses of the On-Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-Survey including loss of time, If any, at the rate of hire per day or pro rata, also including in each case the cost of any docking and undocking, if required, in connection herewith.

7.  Inspection
    INSPECTION - The Owners shall have the right at any time to inspect or survey the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. Inspection or survey in dry-dock shall be made only when the Vessel shall be in dry-dock for the Charterers' purpose. However, the Owners shall have the right to require the Vessel to be dry-docked for inspection if the Charterers are not docking her at normal classification intervals. The fees for such inspection or survey shall in the event of the Vessel being found to be in the condition provided in Clause 9 of this Charter be payable by the Owners and shall be paid by the Charterers only in the event of the Vessel being found to require repairs or maintenance in order to achieve the condition so provided. All time taken in respect of inspection, survey or repairs shall count as time on hire and shall form part of the Charter period.
    The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall whenever required by the Owners AND/OR MORTGAGEES furnish them with full information regarding any casualties or other accidents or damage to the Vessel. For the purpose of this Clause, the Charterers shall keep the Owners advised of the intended employment of the Vessel.

8.  Inventories and Consumable Oil and Stores
    A complete inventory of the Vessel's entire equipment, outfit, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. SEE CLAUSES 31-33.

9.  Maintenance and Operation
    (a) The Vessel shall during the Charter period be AT THE FULL RISK AND in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, HOTEL AND CATERING AND CASINO EQUIPMENT, appurtenances and spare parts in a good state of repair, in efficient operating condition and in accordance with good commercial maintenance practice FOR FIRST CLASS CRUISE VESSELS and, they shall keep the Vessel with unexpired classification of the class indicated in Box 10 and with other required certificates in force at all times. SEE CLAUSE 35. The Charterers to take immediate steps to have the necessary repairs done within a reasonable time failing which the Owners shall have the right of withdrawing the Vessel from the service of the Charterers without noting any protest and without prejudice to any claim the Owners may otherwise have against the Charterers under the Charter. SEE CLAUSE 36.
    The Charterers are required to establish and maintain financial security or responsibility in respect of oil or other pollution damage as required by any government, including Federal, state or municipal or other division of authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owner against all consequences whatsoever (including loss of time) for any failure or inability to do so.

This computer generated form is printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the preprinted text of this document, which is not clearly visible, the original BIMCO approved document shall apply. BIMCO assume no responsibility for any loss or damage caused as a result of discrepancies between the original BIMCO document and this document.

                                    PART II
                     "BARECON 89" Standard Bareboat Charter

    (b) The Charterers shall at their own expense and by their own procurement man, victual, navigate, operate, supply, fuel and repair the Vessel whenever required during the Charter period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners.
    Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.
    (c) During the currency of this Charter, the Vessel shall retain THE NEW name as indicated in Box 5 and shall remain under and fly the flag as indicated in Box 5. Provided, however, that the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their funnel insignia and fly their own house flag. Painting and re-painting, instalment and re-instalment to be for the Charterers' account and time used thereby to count as time on hire.
    (d) The Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners
    AND MORTGAGEES so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of the Charter.
    (e) The Charterers shall have the use of all outfit, equipment, and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners. Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.
    (f) The Charterers shall dry-dock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once in every eighteen calendar months after delivery unless otherwise agreed in Box 18.

10. Hire SEE CLAUSES 40 AND 41
    (a) The Charterers shall pay to the Owners of the BASE CHARTER hire of the Vessel at the lump sum OF [*] per calendar month commencing on and from the date and hour of her delivery to the Charterers and at and after the agreed lump sum for any part of a month. Hire to continue until the date and hour when the Vessel is redelivered by the Charterers to her Owners.
    (b) Payment of BASE CHARTER Hire, except for the first and last month's Hire, if sub-clause (c) of this Clause is applicable, shall be made in cash without discount every month in advance on the first day of each month in the currency and in the manner indicated in Box 23 and at the place mentioned in Box 24.
    (c) Payment of BASE CHARTER Hire for the first and last month's Hire if less than a full month shall be calculated proportionally according to the number of days in the particular calendar month and advance payment to be effected accordingly.
    (d) Should the Vessel be lost or missing. BASE CHARTER Hire to cease from the date and time when she was lost or last heard of. Any BASE CHARTER Hire paid in advance to be adjusted accordingly. SEE CLAUSE 48.
    (f) Any delay in payment of Hire shall entitle the Owners to an interest at the rate per annum as agreed in Box 22. If Box 22 has not been filed in the current market rate in the country where the Owners have their Principal Place of Business shall apply.

11. Mortgage
    SEE CLAUSE 38.

12. Insurance and Repairs SEE CLAUSE 37.
    (a) During the Charter period the Vessel shall be kept insured by the Charterers at their expense against marine, war and Protection and indemnity risks in such form AND TERMS AND BY SUCH INSURERS as the Owners AND MORTGAGEES shall in writing approve, which approval shall not be unreasonably withheld. Such marine war and P. and I. insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and mortgagees (if any), and the Charterers shall be at liberty to protect under such insurance, the interests of any managers they may appoint. All insurance policies shall be in the joint names of the Owners and the Charterers as their interests may appear.
    If the Charterers fail to arrange and keep any of the insurances provided for under the provisions of sub-clause (a) above in the manner described therein, the Owners shall notify the Charterers whereupon the Charterers shall rectify the position within seven running days, failing which Owners shall have the right to withdraw the Vessel from the service of the Charterers without prejudice to any claim the Owners may otherwise have against the Charterers.
    The Charterers shall, subject to the approval of the Owners AND THE MORTGAGEES and the Underwriters, effect all insured repairs and shall undertake settlement of all costs in connection with such repairs as well as insured charges, expenses and liabilities (reimbursement to be secured by the Charterers from the Underwriters) to the extent of coverage under the insurances herein provided for.
    The Charterers also to remain responsible for and to effect repairs and settlement of costs and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.
    All time used for repairs under the provisions of sub-clause (a) of this Clause and for repairs of latent defects according to Clause 2 above including any deviation shall count as time on hire and shall form part of the Charter period.
    (b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 28 and Box 29, respectively. The Owners or the Charterers as the case may be shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.
    (c) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause (a) of Clause 12, all insurance payments for such loss shall be paid to the Mortgagee, in the manner described in the Deed(s) of Covenant, who shall distribute the moneys between themselves, the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the Mortgagee, of any occurrences in consequence of which the Vessel is likely to become a Total Loss as defined in the Clause.
    (d) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Charterers in accordance with sub-clause (a) of this Clause, this Charter shall terminate as of the date of such loss.
    (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

This computer generated form is printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the preprinted text of this document, which is not clearly visible, the original BIMCO approved document shall apply. BIMCO assume no responsibility for any loss or damage caused as a result of discrepancies between the original BIMCO document and this document.

*MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL
 TREATMENT BY COMMODORE HOLDINGS LIMITED.

                                    PART II
                     "BARECON 89" Standard Bareboat Charter

    (f) For the purpose of insurance coverage against marine and war risks under the provisions of sub-clause (a) of this Clause, the value of the Vessel is the sum indicated in Box 27.

13. DELETED.

14. Redelivery
    The Charterers shall at the expiration of the Charter period redeliver the Vessel at a safe and ice-free port or place as indicated in Box 16. The Charterers shall give the Owners not less than 30 running days' preliminary and not less than 14 days' definite notice of expected date, range of ports of redelivery or port or place of redelivery. Any changes thereafter in Vessel's position shall be notified immediately to the Owners.
    Should the Vessel be ordered on a voyage by which the Charter period may be exceeded the Charterers to have the use of the Vessel to enable them to complete the voyage, provided it could be reasonably calculated that the voyage would allow redelivery about the time fixed for the termination of the Charter.
    The Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.
    The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid for at least the number of months agreed in CLAUSES 30 AND 43. SEE CLAUSES 42-44.

15. Non-Lien and Indemnity
    The Charters will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel.
    The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter period a notice reading as follows:-
    "This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."
    The Charterers shall indemnify and hold the Owners harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of the Charterers, and against any claims against the Owners arising out of or in relation to the operation of the Vessel by the Charterers. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel.

16. Lien
    The Owners to have a lien upon all cargoes and sub-freights AND EARNINGS belonging to the
    Charterers and any VOYAGE/CRUISE freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned.

17. Salvage
    All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

18. Wreck Removal
    In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction in navigation.

19. General Average
    General Average, if any, shall be adjusted according to the York-Antwerp Rules 1974 or any subsequent modification thereof current at the time of the casualty.
    The Charter Hire not to contribute to General Average.

20. Assignment and Sub-Demise
    The Charterers shall not assign this Charter nor sub-demise the Vessel except with the prior consent in writing of the Owners AND THE MORTGAGEES which shall not be unreasonably withheld and subject to such terms and conditions as the Owners AND THE MORTGAGEES shall approve.

21. SEE CLAUSE 48.

22. SEE CLAUSE 47.

                                    PART II
                     "BARECON 89" Standard Bareboat Charter


23. Requisition/Acquisition
    (a) In the event of this Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire") irrespective of the date during the Charter period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Charter period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof always provided however that in the event of "Requisition for Hire" any Requisition Hire or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter period or the period of the "Requisition for Hire" whichever be the shorter.
    The Hire under this Charter shall be payable to the Owners from the same time as the Requisition Hire is payable to the Charterers.
    (b) In the event of the Owners being deprived of their ownership in the Vessel by the Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such "Compulsory Acquisition". In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition".

24. SEE CLAUSE 51.

25. DELETED.

26. Law and Arbitration
    SEE CLAUSE 65.

This computer generated form is printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In event of any modification being made to the preprinted text of this document, which is not clearly visible, the original BIMCO approved document shall apply. BIMCO assume no responsibility for any loss or damage caused as a result of discrepancies between the original BIMCO document and this document.

RIDER TO BAREBOAT CHARTERPARTY
CONCERNING NORWEGIAN DYNASTY

27.      DESCRIPTION OF THE VESSEL

         The description of the Vessel is:

                  Call sign                    : 3FJX3
                  Class                        : DNV +1A1, passenger ship NAUT-B EO
                  Register Number              : Panama 22465 - PEXT
                  Passenger capacity           : 916 passengers (according to Passenger Ship
                                                 Safety Certificate
                  Passenger cabins and berths  : As per Annex
                  Total capacity:              : l,200 persons (passengers and crew members)
                  Built by                     : Union Naval de Levante S.A. 1993
                  Length                       : 163,81 m
                  Breadth                      : 22,50 m
                  Height                       : 43,20 m
                  Main Engine Power            : 3279 kw* 4 = 13210 kw

28.      PRESENT CHARTER

         The Parties acknowledge that the Vessel is presently chartered by Trafalgar House Lines Limited (ex. Cunard Line Limited) under a bareboat charter agreement (the "Present Charter"). Trafalgar House Lines Limited has further entered into a management agreement with Norwegian Cruise Line Limited (both jointly and separately referred to as "the Present Charterers"), who under that agreement are employing the vessel in their trade, and that the Owners have not themselves managed the Vessel during the Present Charter. The Parties further acknowledge that the Vessel cannot be delivered to the Charterers before the Present Charterers have redelivered the Vessel to the Owners and that the Owners shall have no liability for any delay or breach in the redelivery on the Present Charterers' part.

29.      INSPECTION

         The Charterers accept that due to the Present Charter of the Vessel the Owners are only allowed to arrange inspection of the Vessel as stipulated in a standard Barecon 89 clause 7. Therefore the inspection shall be carried out fully observing and limited to what is allowed by the provisions of such Barecon clause. If a drydocking is arranged under the Present Charter, then the Charterers have a right to attend subject to the said standard Barecon clause 7.

         The Charterers shall have the right to at their expense to arrange for an underwater inspection by a diver approved by the Classification Society at the time of the delivery. A video film of the inspection shall be made. The extent of the inspection and the conditions under which it is performed shall be to the satisfaction of the Classification Society, who shall participate in the inspection. Such inspection shall be performed only to record the delivery condition of the Vessel. The delivery of the Vessel to the Charterers is not subject to such inspection.

         If damages to the underwater parts are found to have taken place before the delivery of the Vessel then the Parties obligation concerning them shall be determined in accordance with clause 30 of this charter.

30.      Condition of the vessel at delivery

         The Vessel is chartered with simultaneous delivery to the Charterers upon redelivery from the Present Charter to the Owners in the condition and equipped as she is at the time of such redelivery. According to the Present Charter the following clauses determine such condition:

         -        Standard Barecon 89 clause 14.

         - "THE CLASS CERTIFICATES SHALL BE FREE OF RECOMMENDATIONS AND THOSE FOR HULL SHALL BE VALID FOR AT LEAST 12 MONTHS, BUT THE PARTIES SHALL DO THEIR BEST TO PROLONG THE VALIDITY FOR MAXIMUM 24 MONTHS AT THE TIME OF DELIVERY AND REDELIVERY RESPECTIVELY. AT DELIVERY AND REDELIVERY THE MACHINERY CYCLES SHALL BE UP TO DATE WITH NO ITEMS FALLING DUE FOR ATTENTION FOR THREE MONTHS THEREAFTER."

         -        "EQUIPMENT

                  THE VESSEL WILL BE DELIVERED WITH DECK, ENGINE, HOTEL AND CATERING AREAS EQUIPPED AS THEY PRESENTLY ARE INCLUDING CASINO AND COMPUTER EQUIPMENT AND SOFTWARE. THE OWNERS SHALL PROVIDE THE CHARTERERS WITH A FULL INVENTORY LIST ON ANY HOTEL AND CATERING EQUIPMENT/ITEMS ONBOARD AT THE TIME OF DELIVERY. SUCH LIST SHALL BE CHECKED AND SIGNED BY BOTH PARTIES. THE CHARTERERS SHALL BE ENTITLED TO USE ALL SUCH EQUIPMENT AND ITEMS. THE CHARTERERS SHALL HAVE THE RIGHT TO SELECT AND/OR REJECT ANY AND ALL EXISTING CONCESSION CONTRACTS OR EQUIPMENT LEASE AGREEMENTS. THIS REVIEW WILL BE COMPLETED BEFORE SIGNING. THE CHARTERERS SHALL REDELIVER THE VESSEL EQUIPPED WITH CORRESPONDING AMOUNT OF EQUIPMENT OF EQUAL QUALITY, ORDINARY WEAR AND TEAR EXCEPTED.

                  THE CHARTERERS ARE ENTITLED TO PUT ONBOARD FOR THEIR ACCOUNT AND AT THEIR EXPENSE ANY CASH REGISTER OR COMPUTER SYSTEMS, ENTERTAINMENT OR ANY OTHER EQUIPMENT FOR THE ENTERTAINMENT OF THE PASSENGERS. THE CHARTERERS SHALL TAKE ALL SUCH EQUIPMENT ASHORE AT THE TIME OF REDELIVERY.

                  THE CHARTERERS SHALL AT THEIR OWN EXPENSE FROM TIME TO TIME DURING THE CHARTER PERIOD PROMPTLY REPLACE, RENEW OR OBTAIN SUBSTITUTIONS FOR SUCH ITEMS AND EQUIPMENT AS SHALL BE SO DAMAGED OR WORN AS TO BE UNFIT FOR USE, PROVIDED ALWAYS THAT IN ANY SUCH CASE TITLE TO ANY PART REPLACED, RENEWED OR SUBSTITUTED SHALL REMAIN WITH THE OWNERS UNTIL THE PART WHICH REPLACED IT OR THE NEW OR SUBSTITUTED PART BECOMES THE PROPERTY OF THE OWNERS OR

                  IS REPLACED, RENEWED OR SUBSTITUTED BY PART WHICH THEREUPON BECOME THE PROPERTY OF THE OWNERS AND THE CHARTERERS AGREE THAT IF ANY REPLACEMENT, RENEWED OR SUBSTITUTED PART IS NOT THE PROPERTY OF THE OWNERS, THEY WILL AS SOON AS PRACTICABLE REPLACE THE SAME WITH A PART WHICH THEREUPON BECOMES THE PROPERTY OF THE OWNERS."

         -        "GOODS FOR SALE

                  THE VESSEL SHALL BE FULLY STOCKED FOR NORMAL CRUISING. THE CHARTERERS SHALL RECEIVE ALL ON BOARD STOCKS WHETHER OPENED OR UNOPENED AT THE COMMENCEMENT OF THE CHARTER FREE OF CHARGE. THE CHARTERERS SHALL PROVIDE THE SAME STOCK LEVELS AT THE CONCLUSION OF THE CHARTER.

                  AT THE COMMENCEMENT OF THE CHARTER PERIOD THE CHARTERERS SHALL BE RESPONSIBLE TO PAY FOR ONLY THE FOLLOWING ITEMS ON BOARD THE VESSEL:

                  1.       FOOD
                  2.       ALCOHOLIC BEVERAGES AND SOFTDRINKS
                  3.       ON BOARD CASH
                  4.       ON BOARD FUEL AT THE LOCAL SPOT PRICE.

                  THE OWNERS SHALL BE RESPONSIBLE TO PAY FOR THE LIKE ITEMS AT THE CONCLUSION OF THIS CHARTER."

         -        "BUNKERS

                  THE VESSEL TO BE DELIVERED WITH MINIMUM BUNKERS AND TO BE REDELIVERED WITH APPROXIMATELY THE SAME QUANTITY, WHICH SHALL IN ANY CASE BE SUFFICIENT TO REACH THE NEAREST BUNKERING PORT. THE CHARTERERS SHALL TAKE OVER AND AND PAY AT DELIVERY AND THE OWNERS AT REDELIVERY BUNKERS AND LUBOILS ONBOARD AS PER LOCAL MARKET PRICE AT THE PORT OF DELIVERY AND REDELIVERY, RESPECTIVELY".

         The delivery of the Vessel under this Charter shall take place as agreed in this clause whether or not the Vessel fully complies with the agreed redelivery condition under the Present Charter. The Owners shall do their utmost to obtain redelivery/delivery in the condition agreed in the Present Charter. If in the reasonable opinion of the Charterers there are defects in the Vessel's actual delivery condition as compared to her agreed redelivery/delivery condition, then the Charterers shall at the time of delivery provide a detailed list of reservations to the Owners, who shall hold the Present Charterers responsible for such defects. Such defects shall be repaired by the Charterers at their time and expense after delivery. The Owners shall assign all their rights towards the Present Charterers under the Present Charter to the Charterers. The Owners shall furthermore in every way, including claiming in their own name on behalf of the Charterers, assist the Charterers in obtaining compensation for their expenses and damages caused by such defects.

31.      EQUIPMENT

         The Vessel will be delivered with deck, engine, hotel and catering areas equipped in accordance with the Equipment clause in the Present Charter as described in clause 30 above. The parties shall jointly check that the equipment listed in the inventory list is in good working condition onboard and sign the inventory list at the time of delivery with any remarks as necessary. The Charterers shall be entitled to use all such equipment and items. The Charterers shall redeliver the Vessel equipped with corresponding amount of equipment of equal quality.

         The Charterers are entitled to put onboard for their account and at their expense any cash register or computer systems, entertainment or any other equipment for the entertainment of the passengers. The Charterers shall take all such equipment ashore at the time of redelivery, if requested by the Owners.

         The Charterers shall at their own expense from time to time during the charter period promptly replace, renew or obtain substitutions for such items and equipment as shall be so damaged or worn as to be unfit for use, provided always that in any such case title to any part replaced, renewed or substituted shall remain with the Owners until the part which replaced it or the new or substituted part becomes the property of the Owners or is replaced, renewed or substituted by part which thereupon become the property of the Owners. The Charterers agree that if any replacement, renewed or substituted part is not the property of the Owners, they will as soon as practicable replace the same.

32.      GOODS FOR SALE

         Bonded stores, taxfree goods or other goods for sale to the passengers shall be onboard on delivery in accordance with the corresponding clause in the Present Charter as described above in clause 30.

33.      BUNKERS AND LUBOILS

         The Vessel shall delivered with minimum bunkers luboils and redelivered with approximately the same quantity, which shall in any case be sufficient to reach the nearest bunkering port. The Charterers shall take over and pay for bunkers and luboils as per Owners' net contract price and the Owners shall take over and pay for the same at Charterers' net contract price.

         During the charter the Charterers shall provide proper fuel to the Vessel to enable the main propulsion and auxiliary machinery to operate efficiently and without harmfull effects.

34.      THE OFFICERS, CREW AND MANAGEMENT STANDARDS

         The Charterers shall employ only Officers and crew properly licensed in accordance with all applicable laws and regulations in order to maintain the Owners' existing standard for the Vessel.

         The Charterers guarantee throughout this Charter that they apply the standards of ISM Code in their management of the Vessel both onboard and ashore. The Owner is entitled at any time during the charter period to inspect the Vessel and the Charterers and their shipmanagers office ashore in order to verify that the Charterers fully apply with the ISM Code requirements. In case any material breach or omission is found, the Owners are entitled to require the Charterers to remedy such breach by giving a five days written notice thereof, failing which the Owners shall have the right of withdrawing the Vessel from the services of the Charterers without noting any further protest and without prejudice to any claim the Owners may otherwise have against the Charterers under the Charter.

         The Charterers undertake to provide certification confirming their and their Managers compliance with the ISM Code standards 30 days before delivery.

         The Owners and the Mortgagees shall have the right to approve or to reject the Managers to be used by the Charterers, who shall in good time prior to appointment in writing give any proposals in this respect for the Owners' and the Mortgagees' consideration.

         The Charterers shall insure that the Vessel shall at all times be fit to go to sea without endangering human life by reason of the condition, or the unsuitability for its purpose, of either the Vessel or its machinery or equipment or any part of the Vessel or its machinery or equipment or undermanning or overloading or unsafe or improper loading or any other matter relevant to the safety of the Vessel.

35.      MAINTENANCE AND OPERATION

         The good commercial maintenance practice under clause 9 above shall be deemed to include the maintenance and operation of the Vessel by the Charterers in accordance with:

         (i) the relevant regulations, requirements and recommendations of the classification society;

         (ii) the relevant regulations, requirements and recommendations of the country and flag of the Vessel's registry;

         (iii)    IMO regulations;

         (iv) all other applicable regulations, requirements and recommendations.

         (v)      Builder's operations and maintenance manuals;

         (vi)     Owner's operations and maintenance manuals;

         (vii) engine manufacturers recommended maintenance and service schedules.

         The Charterers will without request notify the Owners immediately of any incident likely to involve repairs costing more than USD 500,000 or other circumstances which place or appear likely to place the Vessel in jeopardy. The Charterers shall give the Owners reasonable notice of repairs costing or likely to cost more than USD 500,000 and of drydocking or barging of Vessel.

36.      STRUCTURAL CHANGES AND ALTERATIONS

         The Charterers are not allowed to do any structural changes in the Vessel without the Owners prior written approval, which shall not be unreasonably withheld. The Charterers shall provide the Owners with drawings and specifications for their approval. If such major structural changes are not applicable or usable in the Owners' traffic and the Owners inform the Charterers in writing thereof when such drawings and specifications have been presented, the Charterers shall at their expense restore the Vessel to its original condition before redelivery in respect of such structural changes.

         The Parties acknowledge that the Charterers may need to adapt, alter, modify or improve the spaces reserved for the passengers and the crew. Such works are not deemed to be structural changes. The Charterers are entitled to carry out such works at their expense. The Charterers are, at the time of redelivery, obliged to remove all such adaptations, alterations, modifications or improvements made into the Vessel or to restore the Vessel to its original condition, unless the Owners refrain from such demand.

         Any improvement, structural changes or new equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation shall be at the Charterers' account and the Charterers shall not have any right to recover from the Owners any part of the cost for such improvements, changes or new equipment either during the period of this charter or at redelivery of the Vessel. The Owners prior approval shall however always be obtained.

37.      INSURANCE

         The insurances prescribed in clause 12 above shall be taken and placed on the Nordic, London or US markets.

         All the marine and war and strike insurances shall be arranged on documentation approved by the Mortgagees. The Parties shall assign to the Mortgagees their rights to all insurance compensations and all amounts payable under such insurances in accordance with Loss Payable Clauses as required by the Mortgagees (see Assignment and Security Agreement). Both Parties shall give the relevant insurers Notices of Assignment in accordance with the Mortgagees requirement. In the event that the Mortgagees shall obtain or shall require the Owners to obtain Mortgagees interest insurance cover, such insurance cover shall be taken out at the expense of the Owners.

         The Charterers shall, 60 days prior to the estimated delivery of the Vessel to the Charterers, furnish the Owners with Letters of Undertaking from each Insurer and P & I Club, or their respective Insurance Brokers, confirming that the Vessel is insured from the time of delivery in accordance with the terms of the Charterparty, failing which the Owners are entitled to terminate this charterparty with immediate effect without noting any further protest and without prejudice to any claim the Owners may otherwise have against the Charterers under the Charter.

         The Charterers shall deliver to the Owners and to the Mortgagees, whenever so requested by the Owner and/or by the Mortgagees, the originals of all covernotes, binders and policies related to the insurances mentioned in Clause 12 for the purpose of inspection and safe-keeping or shall, if the Mortgages shall have discharged, deliver same to the Owners.

         The Charterers shall furnish to the Owners and to the Mortgagees Insurers' statements declaring that the premiums or calls corresponding to all the insurances mentioned in Clause 12 have been paid.

38.      MORTGAGE

         The Vessel chartered under this Charter is financed by mortgages registered on the Vessel. The Charterers undertake that they will comply with all such instructions or directions in regard to the employment, insurances, repairs and maintenance of the Vessel, etc., as agreed in a tri-partite agreement to be entered into between the Owners, the Charterers and the Mortgagees in the enclosed form and content.

         In addition to what has been agreed above in clauses 12 and 37 both the Owners and the Charterers recognize the priority of the Mortgagees' interests, which shall not be affected by this charterparty. Both Parties undertake to enter into any customary assignment and security agreements and sign and execute any further customary deeds and/or documents, which the Mortgagees' may reasonably require before delivery of the Vessel to the Charterers. The Owners are not obliged to deliver the Vessel before such agreements, deed and/or documents have been signed and executed to the satisfaction of the Mortgagee(s). The Owners shall after executing this Charter Party request the Mortgagees to provide drafts of the additional agreements and deeds required by them and to negotiate the same with the Charterers in good time prior to the delivery of the Vessel under this Charter Party and so as to avoid delaying such delivery.

         The Mortgagees are:

         -        1st Panamanian Naval Mortgage: Nordbanken
         -        2nd Panamanian Naval Mortgage: Nordbanken
                                                 Christiania Bank og Kreditkasse
                                                 Skandinaviska Enskilda Banken
                                                 Merita Bank
         -        3rd Panamanian Naval Mortgage: Nordbanken
                                                 Christiania Bank og Kreditkasse
                                                 Skandinaviska Enskilda Banken
                                                 Merita Bank

         -        4th Panamanian Naval Mortgage: Merita Bank
                                                 Skandinaviska Enskilda Banken

                                                                             -7-

         The Owners are entitled to effect further mortgages on the Vessel and the Charterers undertake to sign and execute any customary assignment and security agreements and/or any further customary deeds and/or documents, which the Mortgagees' may reasonably require before delivery of the Vessel to the Charterers.

39.      CHARTER PERIOD

         The Charter shall be 4 years commencing October 1, 1999. The Charterers shall have the right to extend the charter period with one 4 years' period followed by one 2 years' period. The Charterers shall declare such option(s) in writing at the latest 15 months prior to the expiry of the relevant period. Each optional period shall be for /plus or minus/ 7 days in the Charterers option.

40.      HIRE

         The Charter Hire payable under this Charter consist of the Base Charter Hire and Share of Profit Hire.

         The annual Base Charter Hire shall be [*] payable [*] monthly in advance as agreed in Box 21 and clause 10 above.

         The Charterers shall be pay to the Owners as Share of Profit Hire [*] of the net result of the Vessel after Base Charter Hire up to a total of [*] annual charter hire and thereafter [*] of the net result. The net result of Vessel shall be computed in accordance with GAAP with overhead limited to [*] for purposes of the charter hire computation. The Share of Profit Hire shall be payable in arrears quarterly on the 20th day after the end of the relevant quarter. The payment shall be made in accordance with the provisions concerning payment of Base Charter Hire in clause 10 as far as applicable

         The Charterers shall provide the Owners at the latest on the 7th day after the end of a quarter a calculation of the net results and amount of Share of Profit Hire payable for that quarter. Unless the Owners have at the latest within 7 days after receipt of the calculation declared their rejection of the calculation it will be deemed approved as basis for the payment for the relevant quarter.

         The Charterers shall each year 90 days after end of their fiscal year deliver to the Owners audited accounts in respect of the preceding calender year for the final adjustment and conciliation of the Share of Profit Hire based on the actual and audited net results. The balance in respect of the Share of Profit Hire shall be paid by the respective party to the other party within 15 days from receipt of the audited accounts.

         The Owners may, at its own expense, appoint an auditor of an internationally known firm of auditors to review and audit the Charterers' earnings, expenses and accounts for verifying the correctness of calculations for the Share of Profit Hire. The Charterers will subject to no less

*MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL
 TREATMENT BY COMMODORE HOLDINGS LIMITED.

         than 7 days prior notice of such request make available to such auditor, during normal business hours, all books, records, accounts and information and shall provide such assitance as such auditor may reasonably request.

         In case the Owners have any remarks on such earnings, expenses and accounts on the basis of such audit or otherwise the Owners have the right to ask for corresponding corrections or amendments to be made. In case no agreement has been reached within 3 months from such demand, the Owners are entitled to refer the matter to arbitration.

41.      DEFERRED CHARTERHIRE

         The Charterers shall provide the Owners in advance every month commencing on the 1st August 1999 a cash flow forecast and supporting documentation concerning both the Charterers and the Guarantor for a rolling 12 month period.

         If the Charterers and the Guarantor prove to the Owners' reasonable satisfaction that a cash flow deficit will exist for the period from the 1st October 1999 to the 31st December 1999, the Owners shall allow the Charterers to defer a portion of the Charter Hire due. Such portion shall not exceed [*] per day. The Charterers shall pay the lesser of the total deferred Charter Hire or [*], on the 1st January 2000.

         If the Charterers and the Guarantor prove to the Owners' reasonable satisfaction that a cash flow deficit will exist for the period from the 1st January 2000 to the 31st March 2000, exclusive of the repayment of the deferred Charter Hire under preceding subpara, the Owners shall allow the Charterers to defer a portion of the Charter Hire due. Such portion shall not exceed [*] per day. The total deferred Charter Hire at 31st March 2000 shall be paid by the Charterers in full evenly spread during a twelve month period beginning on the 1st April 2000.

         Notwithstanding the repayment provisions in the preceding subparas of this clause and if at any time the Charterers and the Guarantors cash flow is positive, the amount of such positive cash flow shall be fully used to repay the deferred Charter Hire or any part thereof.

42.      DRYDOCKING AT REDELIVERY

         In connection with the redelivery the Charterers shall place the vessel in drydock at the port of redelivery for inspection by the Classification Society of the bottom and other underwater parts below the Summer Load Line. If the rudder, propeller, bottom or other underwater parts below the Summer Load Line be found broken, damaged or defective, so as to affect the vessel's clean certificate of class, such defects shall be made good at the Charterers' expense to Classification Society's satisfaction without qualification on such underwater parts.

         Whilst the vessel is in drydock, and if required by the Owners or the representative of the Classification Society, the Charterers shall arrange to have the tail-end shafts drawn. Should same be condemned or found defective so as to affect the vessel's clean certificate of class, shaft(s) shall

*MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL
 TREATMENT BY COMMODORE HOLDINGS LIMITED.

         be renewed or made good at the Charterers' expense to the Classification Society's satisfaction without qualification. If no defects are found, then the Owners shall pay for all expenses.

         The expenses in connection with putting the vessel in and taking her out of drydock, including drydock dues and the Classification Surveyor's fees shall be paid by the Charterers.

         The Charterers shall bring the vessel to the drydock and from the drydock to the place of redelivery at their own expense.

         During delivery drydocking the Owners have the right at their expense to carry out other work at their expense. All cost of labour, material and extra time of drydock by virtue of such Owners work to be for the Owners' account. The Charterers shall have the right to deliver the Vessel in drydock whilst the Owners' works are still continuing provided that the Vessel is proven to be in the condition required for redelivery. If the Vessel is delivered during drydocking at the Charterers request then the Owners shall still bear the expenses for taking the vessel from the drydock to the agreed place of redelivery.

43       CONDITION OF THE VESSEL AT REDELIVERY

         The requirements for the Vessel's delivery condition shall be mirrored at redelivery.

         The Charterers shall redeliver the Vessel in the same condition as on delivery fair wear and tear excluded. The Charterers shall redeliver the Vessel with clean certificates of class, which shall throughout this charterparty be deemed to mean certificates without conditions of class, conditions of authority and/or recommendations of class. The Vessel's passenger, cargo, safety, national and international certificates shall be clean, which shall throughout this charterparty be deemed to mean certificates without any limitations, restrictions, dispensations ot other conditions, and valid at the time of redelivery.

44       GOODS FOR SALE AND SPARES AT REDELIVERY

         The goods for sale belonging the Charterers and other Charterers property onboard shall be taken ashore before redelivery of the Vessel.

         The Charterers shall redeliver the Vessel with spare parts fulfilling the minimum requirements of the classification society. The Owners shall take over at cost all spareparts exceedings such minimum requirements at redelivery.

45       CERTIFICATES

         The Charterers shall procure at their expense issuance of all bonds and/or certificates of financial responsibility as required by the U.S. Federal Maritime Commission, or any other national body, for the carriage of passengers, in joint names of the Owners and the Charterers, including but not limited to

         (i)      liability for non-performance
         (ii)     liability for death or injury

         The Charterers shall in addition upon expiry of the present certificate procure issuance of a U.S. Coast Guard Certificate, or any other relevant national authority, for water pollution responsibility.

46.      PASSENGER LIABILITY

         The Charterers shall bear all liability whatsoever in respect of carriage of passengers and their luggage. The Charterers undertake to use conditions of the Athens Convention of 1974, as amended, on carriage of passengers and their luggage by sea which provide similar rights to limit liability or such other conditions of the liability regime as may apply from time to time for relevant international cruise service. The Charterers guarantee further that such conditions of carriage contain a clause providing the Owners the same protection against passengers as the Charterers have. In case the Owners shall be held responsible for personal injury or death of a passenger or damage, loss or delay to luggage, the Owners have full rights of recourse against the Charterers, who undertake to indemnify the Owners and hold them fully harmless of any such liabilities.

         The Charterers shall obtain approval from the Protection and Indemnify Club of the passenger tickets and include in such tickets a clause clearly indicating that Vessel is operated by the Charterers under a Bareboat Charterparty with the Owners.

47.      SECURITY

         The payment of Charter Hire and any and all other amounts due under this Charter shall be guaranteed by Commodore Holdings Limited in accordance with the terms of the enclosed Guarantee, which shall be delivered to the Owners at latest upon signing of the final documentation.

         The payment of the Charter Hire and any and all amounts due under this Charter shall further more be secured by a second mortgage in the vessel Enchanted Isle plus a security interest in advance deposits in excess of FMC bonding requirements if available and to the extent permitted by the FMC which shall be in an amount equal to 6 months' Charter Hire. No further mortgages to be taken in the said vessel unless otherwise agreed. Commodore Holdings Limited is entitled to substitute the mortgage and the security interest at any time with a bank guarantee equal to 6 months' charter hire. Security to be in place at signing of the final documentation.

48       TERMINATION BY DEFAULT

         The Owners and the Charterers agree that it is a fundamental term and condition of the Charterparty that none of the following events shall occur during the Charter Period and that the occurrence of any of the following events shall constitute a repudiatory breach of this Charterparty by the Charterers:

         a) The Charterers shall fail to pay Charter Hire on any due date therefore in accordance with the provisions of Clause 10 or Clause 40 or Clause 41 or the Charterers fail to pay any other sum hereunder, which sum is payable on demand, and fail to rectify such breach within seven (7) business days after receipt of the Owners written notice thereof;

         b) the Charterers and/or Commodore Holdings Limited shall be in material breach of its obligations concerning the security and fail to rectify such breach within seven (7) business days after receipt of the Owners written notice thereof;

         c) any decree or order shall be made by any court adjudging the Charterers bankrupt or insolvent under the laws of any competent jurisdiction or any order shall be made or resolution passed by the Charterers for the appointment of a liquidator, receiver, trustee, curator or sequestrator (or similar official) of themselves or of all or a substantial part of their assets;

         d) The Charterers shall enter into any composition or other arrangements with their creditors generally;

         e) any material provision of this Charterparty becomes illegal, invalid or inforceable;

         f) any material provision of the security becomes illegal, invalid or inforceable and the Charterers fail to rectify such breach or provide substitute security acceptable to the Owners within seven (7) business days after receipt of the Owners written notice thereof;

         g) the Vessel is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim, or otherwise taken from the possession of the Charterers other than as mentioned in clause 23, and other than as a result of a claim against the Vessel, the Owner or any prior Charterers accruing prior to the inception of this charter, and the Charterers shall fail to procure the release of the Vessel within a period of twenty-one (21) days; and

         then the Owners may at their option terminate this Charterparty by notice to the Charterers and retake possession of the Vessel.

         The effective date of termination hereunder shall be the date the Vessel returns to a port for the disembarkation of passengers at the conclusion of its cruise. Termination shall be without prejudice to the rights and obligations to the parties hereto, which have accrued prior to the effective date of termination.

49.      WITHDRAWAL

         a) In the case of Charterers' default authorizing the withdrawal of the Vessel by the Owners, the Owners and the Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of re-delivery subsequent to the withdrawal, and the Charterers shall bear all expenses of the Survey including loss of time, if any, at the rate of hire per day, also including the cost of any docking and undocking, if required, in connection herewith.

         b) In case of withdrawal of the Vessel as mentioned above, the provisions concerning redelivery above shall be applied as far as possible.

         c) In the case of Charterers' default in redelivering the Vessel in the event of Vessel's withdrawal as mentioned in subclause
                  (a) of this clause, any delay in the re-delivery of the Vessel by the Charterers shall entitle the Owners to receive from the Charterers, in addition to the Hire to be paid by the Charterers, an amount per day equivalent to two times the daily hire.

50.      INDEMNITY

         If for any reason the Owners are obligated to pay any claims, fines, penalties or expenses resulting from the operation of the Vessel under this charterparty, the Charterers shall indemnify the Owners against all losses damages and expenses reasonably incurred arising or resulting from such claims, fines, penalties or expenses except such obligations resulting from the Owners failure to comply with its obligations under this charterparty or resulting from the Owner's negligence or willful misconduct. The Owners shall indemnify the Charterers against all losses, damages, and expenses arising or resulting from claims, fines, penalties or expenses resulting from the Owner's negligence or willful misconduct.

         The Charterers furthermore agree to indemnify the Owners at all times against all costs or expenses in defence of any claim against the Owners, the Vessel or any other vessel owned by the Owners, its mother company, its subsidiaries or associated companies concerning matters falling under the Charterers liability in accordance with this charterparty.

         Moneys becoming due by the Charterer to the Owner under the indemnities contained in this clause or elsewhere in this Charterparty shall be paid on demand made by the Owner or the Charterer as the case may be and shall be paid together with interest thereon at the rate pre-scribed in box 22 from the due date to the date of reimbursement.

51.      WAR

         1. For the purpose of this Clause, the words:

                  (a) "Owners" shall mean the registered owners of the Vessel, Crown Dynasty Inc.

                  (b) "War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which, in the reasonable judgement of the Master and/or the Owners, may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.

         2. The Vessel, unless the written consent of the Owners first be obtained, which consent shall, however, not be unreasonably withheld, shall not be ordered or required to sail to or through any port, place area or zone (whether of land or sea), or any waterway or canal, where the Vessel will be exposed to war risks. Should the Vessel be within any area where she is exposed to such war risks, the Owners may in their reasonable discreation require the Charterers to leave that zone.

                  The Owners shall at their sole discretion decide whether or not the Vessel is allowed to trade to any war risk area regardless of whether the officers and crew of the Vessel are willing to proceed to or remain in that area.

         3. The Vessel shall not be required to load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent's right of search and/or confiscation.

         4.       (a)      The Owners may effect war risks insurance in
                           respect of the Hull and Machinery of the Vessel and their other interests (including, but not limited to, loss of earnings and detention, the crew and their Protection and Indemnity Risks), and the premiums and/or calls thereof shall be for their account.

                  (b) If the Underwriters of such insurance should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such Underwriters as being subject to additional premiums because of war risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.

         5. The Vessel shall have liberty:

                  (a) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Govern-ment of the Nation under whose flag the Vessel sails, or other Government to whose laws the Owners are subject, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

                  (b) to comply with the order, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms the war risks insurance;

                  (c) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement;

                  (d) to divert and discharge at any other port any cargo or part thereof which may render the Vessel liable to confiscation as a contraband carrier.

         6. If in compliance with any of the provisions of this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfillment of this Charterparty.

         7. Either party may cancel this Charterparty on the outbreak of war or hostilities between any two or more of the countries mentioned in box 31.

52.      SALE OF VESSEL

         The Owners shall give the Charterers notification in writing about any good faith interest shown by a third party in purchasing the Vessel. The Owners shall be entitled to arrange usual sale inspection of the Vessel and her classification records and the Charterers shall allow such inspection(s) by prospective Buyers.

         Notwithstanding the agreed period of this Charter the Owners are entitled to sell the Vessel at any time after signing this agreement and throughout this charter to a third party by giving a notice in writing to the Charterers of their intention to sell and terminate the Charter upon sale and delivery of the Vessel to the Buyers. The Charterers have, after receipt of such notice, a right to exercise their purchase option as described in clause 53 below or to purchase the Vessel on the same or matching terms as agreed between the Owners and a third party Buyer. The Charterers shall declare their use of this right within 90 days after notice of the Owners' intention to sell and terminate. In case the Charterers do not exercise their rights under this clause then the Owners are entitled to sell and deliver the Vessel in accordance with the notice given 12 months after the 90 days period has elapsed and the Charter will terminate on the said date of sale and delivery. Such period can be shortened by mutual agreement.

         The Owners are entitled to sell the Vessel with this charter at any time during this charter to a third party subject to the Charterers written consent of the Buyer, which shall not be unreasonably withheld.

53.      PURCHASE OPTION

         The Charterers have the option to purchase the Vessel at any time during the validity of this Charter. The Charterers shall declare in writing the use of such option 6 months in advance. The price of the Vessel on the 1st October 1999 is agreed to be [*] and each month thereafter at a price equal to [*] less [*] for each month thereafter during which the Charter has been in effect without default and Charter Hire paid without default, less an amount equal to the total Charter Hire paid to date in excess of [*] per annum base charter rate.

         The terms of delivery shall be as per enclosed Memorandum of Agreement (Exhibit )

54.      PARTICIPATION IN BOARD OF DIRECTORS

         The Owners shall have the right during the charter period to require the Charterers to appoint one member to the Commodore Holdings Limited's Board of Directors. Commodore Holdings Limited and the Charterers shall provide access to the Vessel and it's officers for inspection purposes as well as to all financial and operational information of the vessel.

55.      SUBSTITUTION OF THE VESSEL

         The Owners shall have the right to substitute Leeward for Dynasty. The Owners shall give notice in writing to the Charterers no later than March 31, 1999. In such case this Charter will be replaced by a identical Charter between the Charterers and the Owners of Leeward, Crown Jewel Inc. however with the following amendments:

         i) The annual Base Charter Hire for Leeward shall be [*] plus a Share of Profit Hire of [*] of the net result of Leeward after Base Charter Hire up to [*], plus [*] of the net result up to [*], plus [*] of the net result thereafter. The net result of Leeward shall be computed in accordance with GAAP with actual overhead limited to [*] for purposes of the charter hire computation.

         ii) The Charterers shall have the right to purchase Leeward on October 21, 1999 for [*] and each month thereafter at a price equal to [*] less [*] for each month the Charter has been in effect without default and Charter Hire paid without default, less an amount equal to the total charterhire paid to date in excess of [*] per annum base charter rate.

         iii) Delivery of Leeward to take place on October 21, 1999 in Miami, Florida.

*MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL
 TREATMENT BY COMMODORE HOLDINGS LIMITED.

         iv) Delivery of Leeward shall take place as agreed in clause 30 above for the Norwegian Dynasty, but replacing the clauses from Norwegian Dynasty's Present Charter with corresponding clauses in the Leeward Present Charter.

         v)       Other logical amendments due to change of Vessel.

56.      TRADE NAME

         The Present Charterers have the right to use the trade name Crown Cruise Line until redelivery of the Vessel. Thereafter the Owners assign to the Charterers any and all rights to use the trade name Crown Cruise Line during the charter period and after its expiry, unless the expiry is caused by the Charterers or the Guarantors' default, in which case all rights to the trade name shall remain with the Owners. The Owners shall be entitled to maintain its own company name.

57.      SPARE PARTS POOL

         The Owners have agreed with Crown Jewel Inc., SuperStar Gemini Limited and Cunard Line Limited on a spare parts pool concerning a tailshaft and two port and two starboard propeller blades. This agreement can only be assigned at the consent of the other parties. The Owners undertake to use their best endeavours to obtain agreement from the other parties in favour of the Charterers.

58.      NOTICES

         Any notices to be given to the Owners under this Agreement shall be sent in writing by registered letter or telefax and addressed to:

                  Neptun Maritime Oyj
                  Bulevardi 1A
                  00100 Helsinki
                  Finland
                  telefax -358-9-1804640

         Any notices to be given to the Charterers under this Agreement shall be sent in writing by registered letter or telefax and addressed to:

                  Commodore Holdings Limited
                  4000 Hollywood Boulevard
                  Suite 385 South Tower
                  Hollywood, Florida 32021
                  telefax (954) 967-2147

         Any such notice shall be deemed to have reached the party to whom its was addressed, when despatched and acknowledged received (in case of telefax) or when delivered (in case of registered letter).

59.      NO WAIVER

         No delay, failure or forbearance by a party to exercise (in whole or in part) any right, power or remedy under, or in connection with, this Charter will operate as a waiver. No waiver of any breach of any provision of this Charter will be effective unless that waiver is in writing and signed by the party against whom that waiver is claimed. No waiver of any breach will be, or be deemed to be, a waiver of any other or subsequent breach.

60.      ENTIRE AGREEMENT

         This Charter shall enter into force upon lifting of all subjects agreed in a Memorandum of Agreement dated 14.12.1998 between Commodore Holdings Limited and EJI Cruise Vessels N.V. Upon entry into force this Agreement shall contain all the understandings and agreements what-soever kind and nature existing between the Parties in respect of this Agreement, the rights, interests, undertakings, agreements and obligations of the Parties and shall supersede all previous and contemporaneous negotiations and agreements.

         This Agreement may not be amended, altered or modified except by a written instrument executed by each of the Parties to this Agreement.

61.      INVALIDITY

         If any term or provision of this Charterparty or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the remainder of this Charterparty or application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall (to the extent that such invalidity or unenforceability does not materially affect the operation of this Charterparty) not be affected thereby and each term and provision of this Charterparty shall be valid and be enforceable to the fullest extent permitted by law.

62.      FURTHER ASSURANCES AND UNDERTAKINGS

         Each party shall make all applications and execute all other documents and do all other acts and things as may be necessary to implement and to carry out its obligations under, and the intent of, this Charter.

         The parties shall act in good faith to each other in respect of any dealings or matters under, or in connection with, this Charter.

63.      NO PARTNERSHIP

         Nothing in this Charter creates, constitutes or evidences any partnership, joint venture, agency, trust or employer/employee relationship between the parties, and no party may make, or allow to be made any representation that any such relationship exists between the parties. No party shall have the authority to act for, or incur any obligation on behalf of, the other party, except as expressly provided in this Charter.

64.      CUMULATIVE RIGHTS

         The rights, powers and remedies provided in this Charter are cumulative and not exclusive of any rights, powers or remedies at law or in equity unless specifically otherwise stated.

65.      LAW AND JURISDICTION

         This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of this Agreement shall be referred to arbitration in London in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force. Unless the parties agree upon a sole arbitrator, one arbitrator shall be appointed by each party and the arbitrators so appointed shall appoint a third arbitrator, the decision of the three-man tribunal thus constituted or any two of them, shall be final. On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days, failing which the decision of the single arbitrator appointed shall be final.

66.      INTERPRETATION

         Unless the context otherwise requires:

         (a) reference to a section, clause, sub-clause, schedule or a party is a reference to such in this Charter unless otherwise stated.

         (b) reference to the Charter Period commencing as being in effect from a specified date or ending on or ceasing to be in effect on a specified date means the Charter Period is inclusive of those dates provided that Hire shall be payable in accordance with lines 191 to 194 for parts of those days.

         (c)      reference to:

                  (i)      the singular includes the plural and vice versa;

                  (ii)     any gender includes all genders;  and

                  (iii)    individuals includes corporations and vice versa;

         (d) reference to any legislation or to any provision of any legislation (including regulations and orders) includes:

                  (i) legislation or provisions as from time to time amended, re-enacted or substituted and, unless specifically otherwise stated, refers to United Kingdom legislation and provisions; and

                  (ii) any statutory instruments, regulations and orders issued under any such legislation or provision;

         (e) reference to any document includes reference to such document (and, where applicable, any of its provisions) as amended, novated, supplemented, or replaced from time to time;

         (f) reference to times of day or dates are to GMT times and dates respectively unless in each case specifically otherwise stated;

         (g)      time shall be of the essence;

         (h) the annexes and any attachment to this Charter form part of this Charter;

         (i) reference to a party, or "parties" includes its employees, agents, successors, permitted assigns, executors, administrators and other representatives;

         (j) "written" and "in writing" include any means of reproducing words, figures or symbols in a tangible and visible form;

         (k) reference to any amount, money or money's worth shall be in United States currency unless in each case specifically otherwise stated;

         (l) if any ambiguity or inconsistency arises between a provision in this Charter and any document used in connection with this Charter, this Charter shall prevail;

         (m) words and expressions defined or explained in the schedule to this Charter shall have the same meaning in this Charter and reference in the schedule to "the Owners" and "the Charterers" shall mean "Owner" and "Charterer" respectively as defined in this Charter;

         (n) a right or power granted or reserved may be exercised from time to time and at any time unless specifically otherwise stated;

         (o) any word or expression cognate with any word or expression defined in this Charter shall have a meaning corresponding to the meaning of the defined word or expression;

67.      CONFIDENTIALITY

         Each party must at all times keep confidential, treat as privileged, and not directly or indirectly make or allow any disclosure of, or use of, any provision of this Charter or any information relating to any provision or subject matter of this Charter, or any information directly or indirectly obtained form another party under or in connection with this Charter, except to the extent:

         (a)      required by law

         (b) necessary to satisfy the requirements of any applicable recognised stock exchange;

         (c)      that parties otherwise agree in writing;

         (d) necessary to obtain the benefit, and to carry out obligations under, this Charter;

         (e) the information is or become available in the public domain without breach by a party of its confidentiality obligations under this clause or at law.

         Neither party shall make any announcement in relation to the amount of Hire except after first consulting with the other party.